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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  JUNE 1, 2001
                Date of Report (Date of earliest event reported)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

             (Exact name of registrant as specified in its charter)



       BERMUDA                          1-8993                   94-2708455
(State or other jurisdiction of      (Commission              (I.R.S. Employer
 incorporation or organization)      file number)            Identification No.)


               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)

                                 (603) 640-2202
              (Registrant's telephone number, including area code)


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EXPLANATORY PARAGRAPH

White Mountains Insurance Group, Ltd. ("White Mountains" or the "Registrant") is filing this Form 8-K/A to amend certain of its previously filed Forms 8-K and 8-K/A that presented financial information relating to CGU Corporation and its subsidiaries ("CGU"). This amendment has no impact on the Registrant's financial statements or tangible book value per share in any period. The amendment simply reflects the recording of certain amounts in CGU's historical, pre-acquisition financial statements rather than as purchase accounting adjustments that had previously been recorded by the Registrant at the time of its acquisition of CGU on June 1, 2001. The amendment also presents CGU's financial statements as of and for the five months ended May 31, 2001 in accordance with Regulation S-X, Article 10, Interim Financial Statements.

Specifically, this Form 8-K/A reflects the following items in CGU's historical financial statements: (i) $110.4 million to establish a liability relating to obligations associated with assigned risk exposures in New York;
(ii) $42 million in allowances for doubtful accounts on insurance balances receivable; and (iii) $18 million of liabilities relating to premium deficiency reserves associated with CGU's National Accounts and National Programs. These amounts are no longer accounted for as purchase accounting adjustments. In addition, in this Form 8-K/A, both Note 7 to CGU's audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for CGU for the year ended December 31, 2000 compared to the year ended December 31, 1999 have been expanded to include a more detailed explanation of the loss reserve increase recorded by CGU in the fourth quarter of 2000.

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ITEM 2. ACQUISITION OF ASSETS

The Registrant announced on June 1, 2001 that it completed its acquisition of the U.S. property and casualty operations ("CGU") of London-based CGNU plc.

The Stock Purchase Agreement and the press release dated September 25, 2000 were previously filed as Exhibits 99 (a) and 99 (b), respectively, to the Form 8-K dated September 25, 2000. Amendment No.1 to the Stock Purchase Agreement, the Registrant's press release dated October 19, 2000, the Convertible Preferred Stock Term Sheet, the Berkshire Hathaway Preferred Stock and Warrants Term Sheet, the Senior Secured Credit Facilities Commitment and the Amendment to the Senior Secured Credit Facilities Commitment were previously filed as Exhibits 99(c), 99(d), 99(e), 99(f), 99(g) and 99(h), respectively, to the Form 8-K dated October 19, 2000. Amendment No. 2 to the Stock Purchase Agreement, the summary of the terms and conditions of the modified Lehman financing commitment and the Registrant's press release dated February 20, 2001 were previously filed as Exhibits 99(i), 99(j) and 99(k), respectively, to the Form 8-K dated February 20, 2001. The reinsurance contracts with National Indemnity Company and General Re Corporation (and related agreements) and the Registrant's press release dated June 1, 2001 were previously filed as Exhibits 99(m), 99(n), 99(o), 99(p), 99(q) and 99(r), respectively, to the Form 8-K dated June 1, 2001. The Registrant's Warrant Agreement and Subscription Agreement with Berkshire Hathaway Inc., each dated May 30, 2001, as well as the Registrant's Subordinated Note Due 2002 and Note Purchase Option Agreement with CGU International Holdings Luxembourg S.A. and CGU Holdings LLC, each dated as of June 1, 2001, were previously filed as Exhibits 99(s), 99(t), 99(u) and 99(v), respectively, to the Form 8-K dated June 8, 2001. Exhibit 99(1) has been intentionally omitted.

Included as Exhibits 99(w), 99(x), 99(y) and 99(z) to this Current Report on Form 8-K are the audited consolidated financial statements of CGU Corporation for the years ended December 31, 2000, 1999 and 1998, the unaudited consolidated financial statements of CGU Corporation for the five months ended May 31, 2001 and the six months ended June 30, 2000, the unaudited pro forma condensed combined income statements of the Registrant for the six months ended June 30, 2001 and for the year ended December 31, 2000, and Management's Discussion and Analysis to the audited consolidated financial statements of CGU Corporation for the years ended December 31, 2000, 1999 and 1998, respectively, which are incorporated by reference herein in their entirety.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The audited consolidated financial statements CGU Corporation for the years ended December 31, 2000, 1999 and 1998 are enclosed as Exhibit 99(w).

The unaudited consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of CGU Corporation for the five months ended May 31, 2001 compared to the six months ended June 30, 2000 are enclosed herein as Exhibit 99(x).

The Management's Discussion and Analysis of Financial Condition and Results of Operations of CGU Corporation for the years ended December 31, 2000, 1999 and 1998 are enclosed as Exhibit 99(z).

(b) PRO FORMA FINANCIAL INFORMATION.

The unaudited pro forma condensed combined income statements of the Registrant for the six months ended June 30, 2001 and for the year ended December 31, 2000 are enclosed herein as Exhibit 99(y).

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(c) EXHIBITS. The following exhibits are filed herewith:




                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION

99 (w) The audited consolidated financial statements of CGU Corporation for the years ended December 31, 2000, 1999 and 1998.

99 (x) The unaudited consolidated financial statements of CGU Corporation for the five months ended May 31, 2001 and the six months ended June 30, 2000 and Management's Discussion and Analysis of Financial Condition and Results of Operations of CGU Corporation for such periods.

99 (y) The unaudited pro forma condensed combined income statements of the Registrant for the six months ended June 30, 2001 and for the year ended December 31, 2000.

99 (z) Management's Discussion and Analysis of Financial Condition and Results of Operations of CGU Corporation for the years ended December 31, 2000, 1999 and 1998.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.




DATED: MARCH 27, 2003                  BY: /S/ J. BRIAN PALMER
                                           ------------------------------------
                                           J. BRIAN PALMER
                                           CHIEF ACCOUNTING OFFICER